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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2009
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	34-027228	65-0507804

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     BankAtlantic Bancorp, Inc. (the “Company”) is filing the items included as Exhibits 4.2, 5.1.1, 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Company’s Registration Statement on Form S-3 (Registration No. 333-150455) (the “Registration Statement”). The Company filed the Registration Statement with the Securities and Exchange Commission on April 25, 2008, and the Registration Statement was declared effective by the Securities and Exchange Commission on July 8, 2008. The Company is conducting a rights offering under the Registration Statement of up to $100 million of its Class A Common Stock to shareholders of record as of August 24, 2009, and the exhibits filed herewith relate to the rights offering.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 4.2	Form of Subscription Rights Certificate.

Exhibit 5.1.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

Exhibit 99.1	Form of Instructions for Use of BankAtlantic Bancorp, Inc. Subscription Rights Certificate.

Exhibit 99.2	Notice of Guaranteed Delivery for Subscription Rights Certificates.

Exhibit 99.3	Form of Letter to Shareholders.

Exhibit 99.4	Form of Letter to Dealers, Banks, Trust Companies and Other Nominees.

Exhibit 99.5	Form of Letter to Clients.

Exhibit 99.6	Form of Nominee Holder Certification.

Exhibit 99.7	Beneficial Owner Election Form.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: August 28, 2009	By:	/s/ Valerie C. Toalson
		Name:	Valerie C. Toalson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.2	Form of Subscription Rights Certificate.

5.1.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

99.1	Form of Instructions for Use of BankAtlantic Bancorp, Inc. Subscription Rights Certificate.

99.2	Notice of Guaranteed Delivery for Subscription Rights Certificates.

99.3	Form of Letter to Shareholders.

99.4	Form of Letter to Dealers, Banks, Trust Companies and Other Nominees.

99.5	Form of Letter to Clients.

99.6	Form of Nominee Holder Certification.

99.7	Beneficial Owner Election Form.